UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT TO
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 10, 2011
Abtech Holding, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction Of incorporation)	000-52762 (Commission File Number)	14-1994102 (IRS Employer Identification No.)

4110 N. Scottsdale Road, Ste. 235, Scottsdale, Arizona (Address of principal executive offices)	85251 (Zip Code)
(480) 874-4000
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Explanatory Note
     This amendment amends the registrant’s Current Report on Form 8-K filed with the Commission on February 14, 2011 (the “Original 8-K”). This amendment corrects several figures set forth in the table of beneficial ownership set forth in the original filing under Item 2.01. Specifically, several holders listed in the table were stated to beneficially own shares of common stock reserved for issuance upon the conversion of certain Senior Convertible Promissory Notes. Because such Senior Convertible Promissory Notes are not presently convertible into common stock and are not convertible within 60 days, the shares of common stock reserved for issuance upon their conversion should not have been stated to be beneficially owned by the holders thereof. This amendment corrects the figures by excluding the shares of common stock reserved for issuance upon the conversion of Senior Convertible Promissory Notes that are not convertible within 60 days.
Item 2.01 Completion of Acquisition or Disposition of Assets.
          Other than as expressly amended below, the information previously reported in Item 2.01 of the Original 8-K is incorporated by reference into this amendment.
Security Ownership After Change Of Control
     The following table sets forth certain information as of February 10, 2011, after giving effect to the consummation of the transactions contemplated by the Merger Agreement, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of February 10, 2011, after giving effect to the consummation of the Merger, there were 45,009,801 shares of common stock outstanding.
     To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated. The address of each person listed in the table is 4110 N. Scottsdale Road, #235, Scottsdale, Arizona 85251, unless a different address is given in the table.

		Percentage
Name and Address of	Shares Beneficially	Beneficially Owned
Beneficial Owner	Owned (1)	(1)
Directors and Executive Officers
Glenn R. Rink (2)	3,782,426	8.3%

Lane J. Castleton (3)	196,980	0.4%

Olivia H. Farr (4)	756,824	1.7%

David Greenwald (4)	1,306,755	2.9%

A. Judson Hill (5)	424,663	0.9%

		Percentage
Name and Address of	Shares Beneficially	Beneficially Owned
Beneficial Owner	Owned (1)	(1)
Jonathan Thatcher (6)	239,570	0.5%

Karl Seitz (7)	239,570	0.5%

F. Daniel Gabel (8)	1,046,964	2.3%

All Officers and Directors as a Group (8 persons)	7,993,752	16.6%

5% Stockholders
Country Mutual Insurance Company and Country Life Insurance Company (9) 1705 N. Towanda Avenue, PO Box 2020 Bloomington, IL 61702-2020	4,672,812	9.4%
Bernard L. Madoff Investment Securities LLC (10) c/o Baker & Hostetler LLP 45 Rockefeller Plaza, New York, NY 10111	4,493,273	9.1%
SLC Clean Water LLC 1200 Union Turnpike, New Hyde Park, NY 11040	2,363,201	5.3%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Includes options to purchase 319,427 shares of Abtech Holdings common stock and a warrant to purchase 289,614 shares of Abtech Holdings common stock.

(3)	Represents options to purchase 196,980 shares of Abtech Holdings common stock.

(4)	Includes options to purchase 399,284 shares of Abtech Holdings common stock and a warrant to purchase 62,821 shares of Abtech Holdings common stock.

(5)	Includes options to purchase 399,284 shares of Abtech Holdings common stock and a warrant to purchase 11,180 shares of Abtech Holdings common stock.

(6)	Represents options to purchase 239,570 shares of Abtech Holdings common stock.

(7)	Represents options to purchase 239,570 shares of Abtech Holdings common stock.

(8)	Includes options to purchase 159,713 shares of Abtech Holdings common stock and a warrant to purchase 621,110 shares of Abtech Holding common stock; does not include 283,933 shares of Abtech Holdings common stock reserved for issuance upon conversion of a Senior Convertible Promissory Note with a principal amount of $200,000 which may become convertible into 53,333 shares of AbTech Industries Series A Preferred stock.

(9)	Includes warrants to purchase 1,409,615 shares of Abtech Holdings common stock and 3,263,197 shares of Abtech Holdings common stock issuable upon conversion of 612,946 unconverted shares of AbTech Industries Series A Preferred stock that may be converted at the option of the holder, which conversion shall entitle the holder to receive the Merger Consideration; does not include 3,706,024 shares of Abtech Holdings common stock reserved for issuance upon conversion of Senior Convertible Promissory Notes with an aggregate principal amount of $2,205,000, which were not converted as of the effective date of the Merger and which are not presently convertible.

(10)	Includes warrants to purchase 1,299,003 shares of Abtech Holdings common stock; and 3,194,270 shares of AbTech Holdings common stock reserved for issuance upon conversion of 600,000 shares of AbTech Industries Series A Preferred stock that may be converted at the option of the holder, which conversion shall entitle the holder to receive the Merger Consideration; does not include 1,420,343 shares of Abtech Holdings common stock reserved for issuance upon conversion of Senior Convertible Promissory Notes with an aggregate principal amount of $795,000, which were not converted as of the effective date of the Merger and which are not presently convertible.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2011	Abtech Holdings, Inc. Registrant
	By:	/s/ Glenn R. Rink
		Name:	Glenn R. Rink
		Title:	Chief Executive Officer and President